Filed pursuant to Rule 424(b)(7)
Registration No. 333-194030

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share of Berry Plastics Group, Inc.	10,000,000	$23.70	$237,000,000	$30,525.60

(1)	Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 5, 2014)

10,000,000 Shares

Berry Plastics Group, Inc.

Common Stock

This prospectus supplement relates to the shares of common stock of Berry Plastics Group, Inc. being sold by the selling stockholders identified in this prospectus supplement. The selling stockholders identified in this prospectus are selling 10,000,000 shares. Berry Plastics Group, Inc. will not receive any of the proceeds from the sale of shares to be offered by the selling stockholders. Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BERY.” The last reported closing sale price of our common stock on June 2, 2014 was $23.84 per share.

Investing in our common stock involves risks. See the risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and any risk factors described in the documents we incorporate by reference.

	Per Share	Total
Public offering price	$23.70	$237,000,000
Underwriting discount and commission	$0.19	$1,900,000
Proceeds, before expenses, to the selling stockholders	$23.51	$235,100,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock against payment on or about June 5, 2014.

Goldman, Sachs & Co.

The date of this prospectus supplement is June 2, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and any free writing prospectus with respect to the offering filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriter has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should assume that the information in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the offering filed with the SEC and the documents incorporated by reference is accurate only as of their respective dates regardless of its time of delivery or the time of any sales of our common stock. Our business, financial condition, results of operations or cash flows may have changed since the date of this prospectus supplement.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares of common stock the selling stockholders are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we or the selling stockholders may offer from time to time, some of which may not apply to the common stock they are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, as amended by Amendment No. 1 thereto, with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference in this prospectus supplement the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File Number 001-35672) prior to the termination of the offering of securities under this prospectus supplement (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013;

•

The information responsive to Part III of Form 10-K for the fiscal year ended September 28, 2013 provided in Berry’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2013 and March 29, 2014, filed with the SEC on January 31, 2014 and May 2, 2014, respectively;

•

Current Reports on Form 8-K filed on October 7, 2013, October 8, 2013, November 18, 2013, November 22, 2013 (excluding Item 2.02 and related Exhibit 99.1), January 7, 2014, January 29, 2014, February 25, 2014, March 12, 2014, April 15, 2014, April 29, 2014 and May 13, 2014; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 28, 2012.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

S-iii

INDUSTRY AND MARKET DATA

This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

S-iv

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, as well as documents incorporated by reference into this prospectus supplement or the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus supplement. All forward-looking information in this prospectus supplement, and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures; and

•	the other factors discussed in the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.”

S-v

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and any free writing prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

S-vi

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the “Risk Factors” section and our consolidated financial statements and notes to those statements, before making an investment decision. As used in this prospectus, “Berry,” the “company,” “we,” “our” and “us” mean Berry Plastics Group, Inc. and its subsidiaries on a consolidated basis.

Our Company

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Our products utilize our proprietary research and development platform, which includes a continually evolving library of molds, patents, manufacturing techniques and technologies that we own. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare, and personal care. We believe our customers look to us for solutions that have high consumer impact in terms of form, function, and branding. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, adhesives, and corrosion protection materials.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers. We have more than 13,000 customers, which consist of a diverse mix of leading national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with, and we believe partial to, our brand. In fiscal 2013, no single customer represented more than 3% of net sales and our top ten customers represented 18% of net sales. We believe our manufacturing processes and our ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. For example, we believe based on management estimates that we are one of the largest global purchasers of plastic resins, at more than 2 billion pounds per year, which gives us scaled purchasing savings.

We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top (which together make up our Rigid Packaging business), Engineered Materials, and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2013 and March 29, 2014 filed with the SEC on January 31, 2014 and May 2, 2014.

Berry was incorporated in Delaware on November 18, 2005. The principal executive offices of Berry are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

Recent Developments

Offering of Second Priority Senior Notes and Tender Offering and Consent Solicitation for Existing Notes

On May 12, 2014, our wholly owned subsidiary, Berry Plastics Corporation (the “Issuer”), issued $500,000,000 in aggregate principal amount of 5 1/2% Second Priority Senior Secured Notes due 2022 pursuant to an indenture, dated as of May 12, 2014, by and among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

In addition, pursuant to a previously announced cash tender offer and consent solicitation (the “Tender Offer”) by the Issuer, with respect to any and all of the Issuer’s outstanding 9½% Second Priority Senior Secured Notes due 2018 (the “Existing Notes”), as of 5:00 p.m., New York City time, on May 9, 2014 (the “Consent Date”), holders of approximately $420 million aggregate principal amount of the Existing Notes had tendered their Existing Notes and consented to certain proposed amendments pursuant to the Tender Offer. As of the Consent Date, approximately $80 million aggregate principal amount of the Existing Notes had not been tendered. The Issuer elected to exercise its right to accept for early payment all the Existing Notes validly tendered prior to 5:00 p.m., New York City time, on May 9, 2014. Notwithstanding Berry’s exercise of its early acceptance rights, the Tender Offer remained open until 12:00 midnight, New York City time, on May 23, 2014, (the “Expiration Date”). No additional Existing Notes were tendered after the Consent Date and before the Expiration Date. As a result of the requisite consents of the holders of the Existing Notes, the Issuer entered into a supplemental indenture that gives effect to the amendments described in the Issuer’s offer to purchase.

In addition, on May 12, 2014, the Issuer provided notice to the trustee under the indenture governing the Existing Notes of the redemption of any Existing Notes that remained outstanding after the completion of the Tender Offer and irrevocably deposited cash with such trustee in an amount sufficient to redeem the Existing Notes outstanding on the redemption date, June 11, 2014.

Rexam Healthcare Containers and Closures

On June 2, 2014, we completed our previously announced acquisition of the U.S., Mexico, France and India portions of the healthcare container and closures business of Rexam PLC, Rexam Overseas Holding Ltd and Rexam, Inc. for a purchase price of approximately $135 million.

Appointment and Departure of Directors

On April 11, 2014, Idalene F. Kesner and Jonathan F. Foster were appointed to our Board of Directors. Ms. Kesner will serve on the board’s nominating and corporate governance committee, and Mr. Foster will serve on its compensation committee. Ms. Kesner and Mr. Foster filled the seats on the board of directors vacated by Anthony M. Civale and Donald C. Graham, who tendered their resignations from the board effective April 11, 2014.

Principal Stockholders

Our principal stockholders are Apollo Investment Fund VI, L.P., Apollo Investment Fund V, L.P. and their parallel investment funds (collectively, the “Apollo Funds”). The Apollo Funds are affiliated with or indirectly managed by Apollo Global Management, LLC, which, together with its subsidiaries, we refer to in this prospectus supplement as “Apollo.” Founded in 1990, Apollo is one of the world’s largest alternative investment managers, with total assets under management of approximately $161.2 billion as of December 31, 2013, and a team of 277 investment professionals located in ten offices around the world.

The Offering

Common stock offered by the selling stockholders	10,000,000 shares.

Common stock outstanding before and after this offering	117,461,980 shares.

Listing	Our common stock is listed on the NYSE under the symbol “BERY.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares in this offering. The selling stockholders will receive all of the net proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders.”

Dividends	We historically have not paid dividends on our common stock and do not currently anticipate paying dividends on our common stock following this offering. Any declaration and payment of future dividends to holders of our common stock may be limited by restrictive covenants in our debt agreements, and will be at the sole discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. See “Dividend Policy”.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our stock.

Except as otherwise indicated, all information in this prospectus does not give effect to the exercise of outstanding options or shares reserved for issuance under the company’s 2006 Equity Incentive Plan or the 2012 Long-Term Incentive Plan.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data. This information should be read in conjunction with, and is qualified by reference to, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited and unaudited consolidated financial statements of Berry Plastics Group, Inc. and their notes included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and incorporated by reference herein, as well as the other financial information included in this prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We derived the consolidated statement of operations data for fiscal 2011, 2012 and 2013 as well as the consolidated balance sheet data at September 28, 2013 and September 29, 2012 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and incorporated by reference herein. We derived the audited consolidated statement of operations data for fiscal 2009 and 2010 as well as the audited consolidated balance sheet data at October 1, 2011, October 2, 2010 and September 26, 2009 from our audited consolidated financial statements not included in this prospectus supplement or the accompanying prospectus. We derived the unaudited consolidated statement of operations data for the two quarterly periods ended March 29, 2014 and March 30, 2013, as well as the unaudited consolidated balance sheet data at March 29, 2014 from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed with the SEC on May 2, 2014 and incorporated by reference herein. We derived the unaudited interim consolidated balance sheet data at March 30, 2013 from our unaudited interim consolidated financial statements not included in this prospectus supplement or the accompanying prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in those statements. Our historical results are not necessarily indicative of results to be expected in any future period, and results for the two quarterly periods ended March 29, 2014 are not necessarily indicative of results to be expected for the full year.

	Two Quarterly Periods Ended		Year Ended
($ in millions)	March 29, 2014	March 30, 2013	September 28, 2013	September 29, 2012	October 1, 2011	October 2, 2010	September 26, 2009
	Unaudited		Audited
Statement of Operations Data:
Net sales	$2,350	$2,222	$4,647	$4,766	$4,561	$4,257	$3,187
Cost of sales	1,987	1,831	3,835	3,984	3,908	3,705	2,659
Selling, general and administrative expenses	159	152	307	317	284	280	235
Amortization of intangibles	51	54	105	109	106	107	96
Restructuring and impairment charges	13	6	14	31	221	41	11

Operating income	140	179	386	325	42	124	186
Other expense (income)	1	60	57	(7)	61	(27)	(373)
Net interest expense	112	131	244	328	327	313	304

Income (loss) before income taxes	27	(12)	85	4	(346)	(162)	255
Income tax expense (benefit)	9	(3)	28	2	(47)	(49)	99
Loss on discontinued operations	—	—	—	—	—	—	4

Net income (loss)	$18	$(9)	$57	$2	$(299)	$(113)	$152

Comprehensive income (loss)	$16	$(11)	$86	$3	$(324)	$(112)	$128

	Two Quarterly Periods Ended		Year Ended
($ in millions)	March 29, 2014	March 30, 2013	September 28, 2013	September 29, 2012	October 1, 2011	October 2, 2010	September 26, 2009
	Unaudited		Audited
Net Income (Loss) Available to Common Stockholders:
Basic	$0.15	$(0.08)	$0.50	$0.02	$(3.55)	$(1.34)	$1.80
Diluted	0.15	(0.08)	0.48	0.02	(3.55)	(1.34)	1.79
Balance Sheet Data (at period end):
Cash and cash equivalents	$126	$16	$142	$87	$42	$148	$10
Property, plant and equipment, net	1,316	1,242	1,266	1,216	1,250	1,146	875
Total assets	5,367	5,082	5,135	5,106	5,217	5,344	4,216
Long-term debt obligations, excluding current portion	3,866	3,942	3,875	4,431	4,581	4,397	3,422
Total liabilities	5,502	5,397	5,331	5,558	5,668	5,474	4,236
Redeemable shares	—	—	—	23	16	11	—
Non-controlling interest	12	—	—	—	—	—	—
Total stockholders’ deficit	(147)	(315)	(196)	(475)	(467)	(141)	(20)
Cash Flow and Other Financial Data:
Net cash from operating activities	$250	$165	$464	$479	$327	$112	$413
Net cash from investing activities	(209)	(125)	(245)	(255)	(523)	(852)	(195)
Net cash from financing activities	(57)	(111)	(164)	(179)	90	878	(398)

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below as well as the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013 and any risk factors set forth in the documents that are incorporated in this prospectus supplement or the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to an Investment in our Common Stock and this Offering

The price of our common stock may fluctuate significantly and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares of common stock at or above the price you paid for them. The market price for our common stock may be volatile, in part because our shares have only been traded publicly since October 2012. The market price for our common stock could fluctuate significantly for a number of other reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation;

•	general market, economic and political conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the number of shares to be publicly traded after this offering;

•	sales of common stock by us, the Apollo Funds or members of our management team;

•	adverse resolution of new or pending litigation against us;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	material weakness in our internal costs over financial reporting.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with the company, and these fluctuations could materially reduce our share price.

Apollo may control us, and its interests may conflict with or differ from your interests as a stockholder.

After the consummation of this offering, the Apollo Funds will indirectly beneficially own approximately 12.54% of our common stock.

The amended and restated stockholders agreement that we entered into in connection with our initial public offering provides that, except as otherwise required by applicable law, if the Apollo Funds hold at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to three director nominees. The agreement also provides that if the size of the Board of Directors is increased or decreased at any time, Apollo’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. Therefore, Apollo will, following this offering, continue to be able to significantly influence or effectively control our decisions. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

The interests of Apollo could conflict with or differ from your interests as a holder of our common stock. For example, the concentration of ownership held by the Apollo Funds and Apollo’s rights under the amended and restated stockholders agreement could delay, defer or prevent a change of control of the company or impede a merger, takeover or other business combination that you as a stockholder may otherwise view favorably. In addition, a sale of a substantial number of shares of stock in the future by the Apollo Funds could cause our stock price to decline.

Additionally, Apollo is in the business of making or advising on investments in companies and holds (and may from time to time in the future acquire) interests in or provides advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. Apollo may also pursue acquisitions that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

We have no plans to pay regular dividends on our common stock, so you may not receive funds without selling your common stock.

We have no plans to pay regular dividends on our common stock. Any declaration and payment of future dividends to holders of our common stock may be limited by restrictive covenants of our debt agreements, will be at the sole discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.

The terms of our senior secured credit facilities and the indentures governing our notes may restrict our ability to pay cash dividends on our common stock. Our debt instruments contain covenants that restrict our ability to pay dividends on our common stock, as well as the ability of our subsidiaries to pay dividends to us. Furthermore, we will be permitted under the terms of our debt instrument to incur additional indebtedness, which may restrict or prevent us from paying dividends on our common stock. Agreements governing any future indebtedness, in addition to those governing our current indebtedness, may not permit us to pay dividends on our common stock.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

Our amended and restated certificate of incorporation provides for 450 million authorized shares, of which 400 million shares, par value $0.01, are designated as common stock and 50 million shares, par value $0.01, are designated as preferred stock. Both before and upon completion of this offering, we will have an aggregate of 117,461,980 shares of our common stock outstanding. The 14,728,218 shares of our common stock beneficially owned by the Apollo Funds following this offering, as well as any remaining shares of our common stock that were issued and outstanding prior to our initial public offering that have not been sold or had their legends removed pursuant to Rule 144, will be restricted securities, as that term is defined in Rule 144, and may in the future be sold without restriction under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act and subject to any applicable lock-up agreements. In addition, we have granted Apollo and investment funds affiliated with or managed by Graham Partners, Inc. (collectively, the “Graham Fund”) demand and incidental registration rights, and we have also granted certain employees and others who own equity in the company incidental registration rights.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition), or the perception that such sales could occur, including such sales by the Apollo Funds and the Graham Fund, may adversely affect prevailing market prices for our common stock.

Delaware law and our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, provisions of our amended and restated certificate of incorporation and bylaws may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our Board of Directors. Among other things, these provisions:

•	classify our Board of Directors so that only some of our directors are elected each year;

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	delegate the sole power of a majority of the Board of Directors to fix the number of directors;

•	provide the power of our Board of Directors to fill any vacancy on our board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

•	eliminate the ability of stockholders to call special meetings of stockholders;

•	prohibit stockholders from acting by written consent if less than 50.1% of our outstanding common stock is controlled by the Apollo Funds; and

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

The foregoing factors, as well as the significant common stock ownership by our equity sponsor, could impede a merger, takeover or other business combination or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our common stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our common stock.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock depends in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade our common stock or issue other negative commentary about our company or our industry. In addition, we may be unable or slow to attract research coverage. Alternatively, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the trading price of our common stock could decline.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sales of shares of our common stock offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of our common stock, and we will bear all expenses, other than any underwriting commissions and discounts, attributable to the sale of securities by the selling stockholders. See “Selling Stockholders.”

DIVIDEND POLICY

We historically have not paid dividends on our common stock and we do not currently anticipate paying dividends on our common stock. Any declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries. The terms of our indebtedness may restrict us from paying dividends, or may restrict our subsidiaries from paying dividends to us. Under Delaware law, dividends may be payable only out of surplus, which is our net assets minus our liabilities and our capital, or, if we have no surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Note 3—Long-Term Debt” included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and incorporated by reference herein.

PRICE RANGE OF COMMON STOCK

Our common stock began trading on the NYSE under the symbol “BERY” on October 4, 2012. Prior to that, there was no public market for our common stock. The following table sets forth, for our fiscal quarter indicated, the high and low sale prices per share of our common stock as reported on the NYSE since October 4, 2012:

	High	Low
2013
First Quarter (beginning October 4, 2012)	$16.05	$13.12
Second Quarter	$20.21	$15.91
Third Quarter	$24.27	$16.37
Fourth Quarter	$26.50	$19.20

2014
First Quarter	$23.68	$18.09
Second Quarter	$25.20	$21.56
Third Quarter (through June 2, 2014)	$24.50	$21.55

On June 2, 2014, the closing price for our common stock as reported on the NYSE was $23.84 per share. As of May 30, 2014 we had approximately 141 holders of record of our common stock.

SELLING STOCKHOLDERS

The following table sets forth certain information as of June 2, 2014 regarding the beneficial ownership of the common stock of Berry Plastics Group, Inc. with respect to the selling stockholders, based on 117,461,980 shares of our common stock outstanding as of May 30, 2014.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Offered in this Offering	Shares Beneficially Owned Upon Completion of this Offering
Name and Address of Owner(1)	Number(1)	% of Class		Number(1)	% of Class
Apollo Funds(2)	24,728,218	21.1%	10,000,000	14,728,218	12.54%

(1)	The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.
(2)

The amount reported includes shares held of record by Apollo V Covalence Holdings, L.P. (“Covalence V”), Apollo Investment Fund V, L.P. (“AIF V”), Covalence Co-Investment Holdings LLC (“Covalence Co-Invest”), Apollo Investment Fund VI, L.P. (“AIF VI”), AP Berry Holdings, L.P. (“AP Holdings”) and BPC Co-Investment Holdings LLC (“BPC Co-Investment LLC,” and together with Covalence V, AIF V, Covalence Co-Invest, AIF VI and AP Holdings, the “Apollo Funds”). Of the number of shares beneficially owned prior to this offering, 1,159,519 shares are held by Covalence V, 7,000,352 shares are held by AIF V, 452,845 shares are held by Covalence Co-Invest, 8,139,906 shares are held by AIF VI, 7,522,905 shares are held by AP Holdings and 452,691 shares are held by BPC Co-Investment LLC. Apollo V Covalence Holdings, LLC (“Covalence LLC”) is the general partner of Covalence V, and Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V. AP Berry Holdings, LLC (“AP Holdings LLC”) is the general partner of AP Holdings and the fiduciary of Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”), which is a limited partner of AP Holdings, with respect to Overseas Germany’s investment in our common stock. Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIF VI and the managing general partner of Overseas Germany. Apollo Capital Management V, Inc. (“ACM V”) is the general partner of Advisors V, and Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI. Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of ACM V and the sole member of ACM VI. Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I. Apollo Management V, L.P. (“Management V”) is the manager of Covalence LLC and Covalence Co-Invest, and the investment manager of AIF V. Apollo Management VI, L.P. (“Management VI”) is the manager of AP Holdings LLC, BPC Co-Investment LLC and Overseas Germany, and the investment manager of AIF VI. AIF V Management, LLC (“AIF V LLC”) is the general partner of Management V and AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI. Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V LLC and AIF VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of our common stock held by the Apollo Funds. Each of the Apollo Funds disclaims beneficial ownership of the shares of our common stock held of record by any of the other Apollo Funds, and each of Covalence LLC, Overseas Germany, Advisors V, AP Holdings LLC, Advisors VI, ACM V, ACM VI, Principal I, Principal I GP, Management V, Management VI, AIF V LLC, AIF VI LLC, Apollo Management, Apollo Management GP, Management

Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of the shares of our common stock held of record by the Apollo Funds. The address of Covalence V, AP Holdings, AIF V, AIF VI, Covalence LLC, AP Holdings LLC, Advisors V, Advisors VI, ACM V, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas Germany is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address of each of Covalence Co-Invest, BPC Co-Investment LLC, Management V, Management VI, AIF V LLC, AIF VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR COMMON STOCK CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

Gain on Sale or Other Disposition of our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the heading “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not, and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

New Legislation

Under recently enacted legislation and administrative guidance, a United States federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock after June 30, 2014 to, and on gross proceeds from sales or other dispositions of our common stock after December 31, 2016 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and Goldman, Sachs & Co., the sole underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, 10,000,000 shares of common stock.

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms. The underwriter may effect such transactions by selling the common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases the shares and the price at which the underwriter resells the shares may be deemed an underwriting commission.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders:

Per share	$0.19

Total	$1,900,000

In the underwriting agreement, we and the selling stockholders have agreed not to, and not to permit any of our subsidiaries to, offer, sell, contract to sell or otherwise dispose of, any shares of common stock within 60 days of the date of this prospectus supplement without the prior consent of the underwriter, subject to certain exceptions. The underwriter may offer and sell the common stock through its affiliates. The offering of the common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the receipt of certain customary closing documents from us, our counsel, our independent registered public accounting firm and the selling stockholders and their counsel. The underwriter is offering the shares of common stock, subject to the prior sale of shares, and when, as and if such shares are delivered to and accepted by it.

It is possible that the shares will not trade at or above the offering price following the offering.

In connection with this offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter may close out any short sale by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Purchases to cover a short position, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The company has agreed to pay all expenses of the selling stockholders in this offering, excluding deemed underwriting discounts and commissions. The company estimates that its share of the total expenses of this offering, excluding deemed underwriting discounts and commissions, will be approximately $1 million.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Our common stock is listed on the NYSE under the symbol “BERY.”

Other Relationships

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. The underwriter or its affiliates act as lenders or agents under, and as consideration therefor received customary fees and expenses in connection with, our credit facilities and the underwriter or its affiliates are holders of certain of our outstanding notes.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus

Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of the shares of our common stock offered hereby. The underwriter has been represented by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc. appearing in Berry Plastics Group, Inc.’s Annual Report (Form 10-K) for the fiscal year ended September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BERRY PLASTICS GROUP, INC.

COMMON STOCK

PREFERRED STOCK

GUARANTEES OF DEBT SECURITIES

BERRY PLASTICS CORPORATION

DEBT SECURITIES

Berry Plastics Group, Inc. (“Berry”) may offer and sell from time to time common stock, preferred stock (including preferred stock that may be convertible into or exercisable or exchangeable for shares of common stock or preferred stock), and may guarantee Berry Plastics Corporation’s debt securities. In addition, Berry Plastics Corporation (“BPC”), a wholly owned subsidiary of Berry, may offer and sell from time to time debt securities. The debt securities issued by BPC may be guaranteed by Berry and/or one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering. We may offer and sell these securities from time to time separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.

In addition, selling stockholders, who will be named in a prospectus supplement and who may be our affiliates, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our common stock to be offered by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear the remaining expenses.

This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time we and/or one or more selling stockholders offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and, if one or more selling stockholders is offering and selling securities, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Berry Plastics Group, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “BERY.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties contained in the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Berry and BPC filed with the Securities and Exchange Commission (the “SEC”). Under the automatic shelf registration process, we and/or the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, common stock of Berry, and we may offer and sell, from time to time, preferred stock or debt securities of Berry and BPC may sell debt securities, in each case in one or more offerings. The debt securities may be guaranteed by Berry and/or by one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering.

Each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the terms of the offering. In addition, if one or more selling stockholders sell securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders. The prospectus supplement may include a discussion of risk factors or other special considerations that apply to the securities being offered and sold. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only as so modified or superseded.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should read both this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus that we may distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part, which you can find on the SEC website and at the SEC offices described under the heading “Where You Can Find More Information.” We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement of which this prospectus forms a part, you should refer to that agreement or document for its complete contents, as statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document, and neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus, nor any distribution of

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securities pursuant to such documents, shall create any implication that there has been no change in the information set forth or incorporated in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of the applicable document.

Neither we nor the selling stockholders are making an offer to sell or soliciting an offer to purchase any securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise indicated or unless the context otherwise requires, the terms the “company,” “we,” “our” and “us” refer to Berry Plastics Group, Inc. and its subsidiaries, including BPC, on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any accompanying prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35672) prior to the termination of the offering of securities under this prospectus (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013;

•	The information responsive to Part III of Form 10-K for the fiscal year ended September 28, 2013 provided in Berry’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively;

•	Current Reports on Form 8-K filed on October 7, 2013, October 8, 2013, November 18, 2013, November 22, 2013 (excluding Item 2.02 and related Exhibit 99.1), January 7, 2014, January 29, 2014, February 25, 2014, March 12, 2014, April 15, 2014 and April 29, 2014; and

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•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 28, 2012.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

INDUSTRY AND MARKET DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus and any prospectus supplement, as well as documents incorporated by reference into this prospectus or any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures; and

•	the other factors discussed in the section of this prospectus and the documents incorporated by reference herein under the headings “Risk Factors.”

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We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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THE COMPANY

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Our products utilize our proprietary research and development platform, which includes a continually evolving library of Berry-owned molds, patents, manufacturing techniques and technologies. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare, and personal care. We believe our customers look to us for solutions that have high consumer impact in terms of form, function, and branding. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, adhesives, and corrosion protection materials.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers. We have more than 13,000 customers, which consist of a diverse mix of leading national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with, and we believe partial to, our brand. In fiscal 2013, no single customer represented more than 3% of net sales and our top ten customers represented 18% of net sales. We believe our manufacturing processes and our ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. For example, we believe based on management estimates that we are one of the largest global purchasers of plastic resins, at more than 2 billion pounds per year, which gives us scaled purchasing savings.

We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top (which together make up our Rigid Packaging business), Engineered Materials, and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed with the SEC on May 2, 2014.

Berry was incorporated in Delaware on November 18, 2005. BPC, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BPC are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

The Guarantors

The guarantors of the debt securities of BPC may include Berry and the following direct and indirect subsidiaries of Berry and BPC:

• AeroCon, LLC	• BPRex Closure Systems, LLC
• Berry Plastics IK, LLC	• BPRex Closures Kentucky Inc.
• Berry Plastics Acquisition Corporation V	• BPRex Closures, LLC
• Berry Plastics Acquisition Corporation IX	• BPRex Delta Inc.
• Berry Plastics Acquisition LLC X	• Caplas LLC
• Berry Plastics Acquisition Corporation XI	• Caplas Neptune, LLC
• Berry Plastics Acquisition Corporation XII	• Captive Plastics Holdings, LLC
• Berry Plastics Acquisition Corporation XIII	• Captive Plastics, LLC
• Berry Plastics Acquisition Corporation XV, LLC	• Cardinal Packaging, Inc.
• Berry Plastics Design, LLC	• Covalence Specialty Adhesives LLC

• Berry Plastics Filmco, Inc.	• Covalence Specialty Coatings LLC
• Berry Plastics Opco, Inc.	• CPI Holding Corporation
• Berry Plastics SP, Inc.	• Grafco Industries Limited Partnership
• Berry Plastics Technical Services, Inc.	• Kerr Group, LLC
• Berry Sterling Corporation	• Knight Plastics, LLC
• Packerware, LLC	• Setco, LLC
• Pescor, Inc.	• Sun Coast Industries, LLC
• Pliant Corporation International	• Uniplast Holdings, LLC
• Pliant, LLC	• Uniplast U.S., Inc.
• Poly-Seal, LLC	• Venture Packaging Midwest, Inc.
• Prime Label & Screen Incorporated	• Venture Packaging, Inc.
• Rollpak Corporation	• Seal for Life Industries, LLC
• Saffron Acquisition, LLC

If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee, on a joint and several basis, BPC’s obligations under the debt securities, subject to certain limitations. The specific terms of any guarantee will be described in the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in the documents that are incorporated in this prospectus or any applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes. We will not receive any proceeds from the sale of the securities by selling stockholders, and we will bear all expenses, other than any underwriting commissions and discounts, attributable to the sale of securities by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth Berry’s ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively, which are incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Two Quarterly Periods Ended			Fiscal Year Ended
	March 29, 2014	March 30, 2013		September 28, 2013	September 29, 2012		October 1, 2011		October 2, 2010		September 26, 2009
Ratio	1.2x	0.9x	(a)	1.3x	1.0x	(a)	—	(a)	—	(a)	1.8x

(a)	Earnings, as adjusted, were inadequate to cover fixed charges by $164 million, $349 million and $1 million, respectively, for the fiscal years ended October 2, 2010, October 1, 2011 and September 29, 2012, and by $13 million for the two quarterly periods ended March 30, 2013.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends are the same.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time of shares of our common stock by selling stockholders. Where applicable, information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and of specific provisions of Delaware law.

General

Our capital stock consists of a total of 450 million authorized shares, of which 400 million shares, par value $0.01 per share, are designated as common stock and 50 million shares, par value $0.01 per share, are designated as preferred stock. As of May 1, 2014, there were 117,126,396 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors is determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. The Board of Directors has taken, and will continue to take, all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to the Board of Directors, and compensation and nominating and governance committees composed entirely of independent directors.

We currently have nine directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected at the annual meeting of stockholders, with such elections decided by plurality vote, each year, except as provided in the amended and restated stockholders agreement we entered into with Apollo Investment Fund VI, L.P., Apollo Investment Fund V, L.P. and their parallel investment funds (collectively, the “Apollo Funds”) in connection with our initial public offering. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, except as provided in the amended and restated stockholders agreement, as described below. Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the company would have if there were no vacancies constitutes a quorum for all purposes.

The amended and restated stockholders agreement we entered into with the Apollo Funds and certain stockholders in connection with our initial public offering provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to four director nominees, and (b) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to three director nominees. The agreement provides that if the size of the Board of Directors is increased or decreased at any time, the Apollo Funds’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The amended and restated stockholders agreement provides that, except as otherwise required by applicable law, the company must take all action within its power to cause all persons nominated by the Apollo Funds pursuant to the provisions described above to be included in the slate of nominees recommended by the Board of Directors to our stockholders for election as directors at each annual meeting of our stockholders and must use all reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. In addition, except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds and we are required to take all action within our power to cause such vacancy to be filled by the replacement designated by the Apollo Funds (including by promptly appointing such designee to the Board of Directors). If the Apollo Funds no longer own at least 10% of our outstanding common stock, they will have no right to designate director nominees under the amended and restated stockholders agreement. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the Board of Directors or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Section 203 of the DGCL

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that stockholders are able to remove directors only by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors and only for cause. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors then in office, although less than a quorum, except as provided in the amended and restated stockholders agreement, which provides that except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would be available to the holders of our common stock if our amended and restated certificate of incorporation did not negate cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation does not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is owned by the Apollo Funds and their affiliates. Our amended and restated bylaws also provide that special meetings of the stockholders may be called only by the Board or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders Proposals and Director Nominations

Our amended and restated bylaws provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations.

All the foregoing proposed provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. In addition, under the amended and restated stockholders agreement, until such time as the Apollo Funds no longer beneficially own at least 25% of the total number of shares of our common stock outstanding at any time, the approval of a majority of the members of our Board of Directors, which must include the approval of a majority of the directors nominated by the Apollo Funds voting on the matter, is required for certain business combinations and to approve certain other matters. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of the Apollo Funds will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to the Apollo Funds instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to the Apollo Funds.

Amendment of Our Certificate of Incorporation

Under Delaware law, our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote in the election of directors; provided that the Apollo Funds’ prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo Funds-related directors, as applicable, to direct or communicate corporate opportunities to the Apollo Funds, as applicable.

Amendment of Our Bylaws

Our amended and restated bylaws provide that except as provided in the amended and restated stockholders agreement, they may be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote or by the vote of a majority of the Board.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions assist in attracting and retaining qualified individuals to serve as directors.

Listing

Shares of common stock are listed on the NYSE under the symbol “BERY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that BPC may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that BPC may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

BPC may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities and may be secured or unsecured. If BPC issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities, will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements BPC may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between BPC and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon BPC may be served;

•	any optional redemption provisions, which would allow or BPC to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate or BPC to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of BPC or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances BPC will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that BPC may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, BPC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF GUARANTEES

Berry and certain subsidiaries of BPC may fully and unconditionally guarantee BPC’s obligations under any series of its debt securities.

The specific terms of any guarantee will be described in the applicable prospectus supplement.

The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or any selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange under the symbol “BERY.” Common stock sold under this prospectus will be listed on the New York Stock Exchange, upon official notice of issuance. Unless otherwise specified in the applicable prospectus supplement, we will not list our debt securities on any securities exchange, and such debt securities will be a new issue of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc., appearing in Berry Plastics Group, Inc.’s Annual Report (Form 10-K) for the fiscal year ended September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

10,000,000 Shares

Berry Plastics Group, Inc.

Common Stock

Goldman, Sachs & Co.

June 2, 2014